INCENTIVE STOCK OPTION AGREEMENT

            THIS AGREEMENT is made and entered into as of............ by and between BLC FINANCIAL SERVICES, INC., a Delaware corporation with offices at 645 Madison Avenue, New York, New York 10022 (hereinafter called the "Company") and
 .....................(hereinafter called the "Employee").

                                   WITNESSETH

            WHEREAS, the Board of Directors of the Company has determined that the interests of the Company will be advanced by encouraging and enabling certain employees of the Company to acquire proprietary shares in the Company, thus providing them with a more direct concern for the Company's welfare and assuring a closer identification of their interests with those of the Company; and

            WHEREAS, the Board of Directors of the Company has resolved to facilitate the acquisition by such employees of such proprietary shares in the Company through the medium of the Company's Stock Option Plan (the "Plan"), the provisions of which are incorporated in this Agreement as if fully set forth herein; and

            WHEREAS, the Board of Directors of the Company has determined that the employee is one of those individuals, referred to above, to whom an option should be granted under the Plan.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1. The Company hereby grants to the Employee, as a matter of separate inducement and agreement in connection with his employment by the Company, and not in lieu of any salary or other compensation for his services, the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of .........shares of the presently authorized Common Stock of the Company of the par value of one cent
($.01) per share (the "Shares"), at the purchase price of $......per share.

            2. The term of the Option shall commence on the date of its grant (which is the date of this Agreement) and shall terminate 4 years from such date, unless it is sooner terminated as provided in this Agreement.


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

            3. (a) At the end of each year of the term of the Option, the Employee shall have the right to purchase up to the number of Shares set forth below in this Section (less the number of Shares purchased by the Employee by previous exercise of the Option):

                  At the end of the Year              Number of Shares
                  ----------------------              ----------------

                        1                             .......
                        2                             .......
                        3                             .......
                        4                             .......

                  (b) Notwithstanding the provisions of paragraph (a) of this section, 90 days prior to the end of the fourth year of the term of the Option (provided it has not theretofore been terminated), the Employee shall become entitled to purchase the entire number of Shares subject of the Option (less the number of Shares purchased by the Employee by previous exercise of this Option).

            4. The Employee may exercise the Option, from time to time in Employee's discretion, to purchase all or any part of the maximum number of Shares which may then be purchased by him in accordance with the provisions of this Agreement. In no case may the Employee exercise the Option to purchase a fraction of a Share.

            5. The Employee shall exercise the Option by giving written notice thereof to the Company. Such notice shall specify the number of Shares to be purchased by such exercise, and shall be accompanied by the Employee's payment of the full purchase price for the Shares to be so purchased. The purchase price shall be payable in cash; provided, however, that the purchase price may be paid in whole or in part by the exchange of Common Stock of the Company.

            6. Except as set forth in Section 9 of this Agreement, the Employee may not exercise the Option unless, at the time of exercise, Employee has been in the employ of the Company continuously since the date of this Agreement.

            7. The Option may not be transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) except pursuant to a Qualified Domestic Relations Order, as defined in Internal Revenue Code Section 414(p) ("QDRO"), or by will or the laws of descent and distribution. The Option shall be exercised during the lifetime of the Employee only by Employee.

            8. The Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option (except pursuant to a QDRO), or upon a levy or any attachment or similar process with respect to the Option, the term of the Option shall terminate and the option shall immediately become null and void.

            9. (a) The Option may be exercised within 12 months after the date of


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

the Employee's termination of employment on account of Employee's death or disability (within the meaning of Internal Revenue Code Section 22(e)(3), but only to the extent it was otherwise exercisable at the date of termination of employment.

                  (b) The Option may be exercised within three (3) months after the date of the Employee's termination of employment for any reason other than
Cause (as defined in the Employment Agreement dated ...........) or on account of death or disability, but only to the extent it was otherwise exercisable at the date of termination of employment.

                  (c) The provisions of this Section shall in no event operate to extend the term of the Option beyond the time limit provided for in Section 2.

            10. Notwithstanding any other provision of this Agreement, if

                  (a) the Employee is convicted of a felony in a court of law, or

                  (b) the Employee commits any act of dishonesty or moral turpitude which adversely affects the business of the Company, or

                  (c) the Employee discloses to any person any confidential information or trade secrets of the Company,

                  (d)   The Employment Agreement is terminated for Cause

the Board of Directors of the Company or any Committee appointed by it to administer the Plan (collectively, the "Committee") may, in its sole discretion, terminate the term of the Option and the Option shall thereupon become null and void.

            11. (a) The Option shall be exercisable only if, at the date of exercise, the Shares are included in a current registration statement effective under the Securities Act of 1933 (the "Act") or, in the opinion of counsel to the Company, its exercise would not violate, or cause the Company to be in violation of, the Act.

                  (b) The Company will use its best efforts, throughout the term of the Option, to maintain a current registration statement effective under the Act covering the Shares if, in the opinion of counsel to the Company, such registration statement is required. Notwithstanding the forgoing, it is specifically understood and agreed that neither the Company nor any of its officers, directors or employees shall have any liability, hereunder or otherwise, in the event the Option shall not be exercisable or its exercise is delayed on account of the Company's failure to maintain such a registration statement as aforesaid.

                  (c) The Employee agrees for himself, Employee's heirs and legal representatives that no Shares shall be sold, transferred, pledged or otherwise disposed of unless, in the opinion of counsel for the Company, such sale, transfer, pledge or other disposition is made in compliance with the provisions of the Act. The Committee may direct that certificates representing the Shares be inscribed with a legend setting forth the terms of this paragraph.

            12. In the event that, prior to the delivery by the Company of all the Shares, there shall be any change in the outstanding Common Stock of the company by reason of any share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of


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

shares, or the like, without the payment of any consideration for such change, either in money, services or property, the number of Shares deliverable upon the exercise of the Option, and the option price, shall be proportionately adjusted (but without regard for fractional shares) by the Committee. The determination of the Committee in each such case shall be conclusive and binding on the Company and the Employee and Employee's legal representatives.

            13. Neither the Employee nor Employee's legal representatives shall have any of the rights or privileges of a stockholder of the Company with respect to any of the Shares unless and until certificates representing such Shares shall have been delivered pursuant to the terms of this Agreement.

            14. The Committee shall have the authority to make reasonable constructions of the option, and to correct any defect or supply any omission or reconcile any inconsistency in the Option, and to prescribe reasonable rules and regulations relating to the administration of the Option and other options granted under the Plan.

            15. Any notice to be given under this Agreement shall be deemed to have been given when received by the party for whom such notice is intended at his or its address set forth above, or at such other address as such party shall have specified by notice similarly given.

            16. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators or successors.

            17. This Agreement shall be interpreted in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                          BLC FINANCIAL SERVICES, INC.


                                          By:
                                             ------------------------------
                                             Jennifer Napier, Treasurer

Attest:


---------------------------
                                             ------------------------------
                                             Employee


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